EXHIBIT 23.1
                                  ------------

                         Consent of Independent Auditors


         We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Inter-Tel, Incorporated 1997 Long Term Incentive Plan and to the Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan of our report dated February 28, 1997 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                       /s/  ERNST & YOUNG LLP


Phoenix, Arizona
November 26, 1997
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